As filed with the Securities and Exchange Commission on January 17, 2003

                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                        FORM SB-2 (Amended)

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 COPYRIGHT MEDIA CORPORATION OF NEVADA
            (Name of small business issuer in its charter)

      Nevada                                           88-0467206
    ----------       --------------------------      ---------------
    (State or       (Primary Standard Industrial    (I.R.S.  Employer
 jurisdiction of    Classification Code Number)    Identification No.)
 incorporation or
  organization)

                   5450 West Sahara Avenue 2nd Floor
                          Las Vegas, NV 89146
                            (702) 948-8844
               -------------------------------------------
     (Address and telephone number of principal executive offices)

                            Vincent Hesser
                   5450 West Sahara Avenue 2nd Floor
                          Las Vegas, NV 89146
                            (702) 948-8844
               -------------------------------------------
       (Name, address and telephone number of agent for service)

                              Copies to:

                    NevWest Securities Corporation.
                   2654 West Horizon Ridge Boulevard
                           Suite Number B-3
                          Henderson, NV 89052
                            (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for                the                same                offering.
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

------------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------
 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to   maximum        maximum    registration
 securities to      be       offering      aggregate       fee
 be registered  registered  price per   offering price
                              share
------------------------------------------------------------------------
   2,250,000     $2,250.00   $0.0047(2)    $10,475.00      $0.97
Common Stock(1) (par value)
------------------------------------------------------------------------
 (1) Shares of common stock of the registrant being distributed to stockholders of OneCap.
 (2) Based on Book Value Per Share..

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




PAGE-1-




         OneCap
         5450 W. Sahara, 2nd Floor
         Las Vegas, NV 89146
         Phone: (702) 948-8800




_____________, 2003

To OneCap Stockholders:


This letter is intended to inform you of an anticipated spin-off of common stock of Copyright Media Corporation of Nevada which you will receive shortly through a distribution based upon your ownership of OneCap common stock.

OneCap presently owns 20% of the outstanding Class A common stock of Copyright Media Corporation of Nevada. Copyright Media Corporation of Nevada is a Nevada Corporation incorporated on June 13 2000 under the name, PHS, Inc. On October 30, 2001 the Board of Directors of PHS acted unanimously to revise the Articles of Incorporation of PHS so as to change the name of the company to Copyright Media Corporation of Nevada. A Certificate of Amendment of Articles of Incorporation was duly filed with the Secretary of State of the State of Nevada on November 7, 2001.

For every four shares of OneCap common stock owned by you as of __________, 2003, you will receive one share of common stock of Copyright Media Corporation of Nevada. The distribution is expected to be made on or about __________, 2003. OneCap stockholders, in the aggregate, will receive 20% of the outstanding common stock of Copyright Media Corporation of Nevada Corporation.

For further information about Copyright Media Corporation of Nevada and the spin-off, please refer to the enclosed prospectus. As described more fully therein, the spin-off will be taxable to stockholders, but the taxable amount is expected to be nominal.

Sincerely,



Vincent Hesser
Chief Executive Officer




PAGE-2-




          PRELIMINARY  PROSPECTUS DATED __________, 2003

                 11,250,000 Shares of Common Stock

               COPYRIGHT MEDIA CORPORATION OF NEVADA

This prospectus relates to the spin-off of 2,250,000 shares of our common stock by OneCap Corporation ("OneCap") through a distribution to its stockholders. At this time, OneCap owns 2,250,000 shares of common stock, which represents 20.0% of our common equity.

In the spin-off, OneCap will distribute all of its shares of our Class A common stock on a pro rata basis to the holders of OneCap common stock. Each of you, as a holder of OneCap common stock, will receive one share of our Class A common stock for each four shares of OneCap that you held at the close of business on _________, 2003, the record date for the spin-off. We are sending you this prospectus to describe the spin-off. We expect the spin-off to occur on __________, 2003. No stockholder vote is required for the spin-off to occur and you do not need to take any action to receive the shares of our common stock to which you are entitled in the spin-off. This means that: you do not need to pay anything to OneCap or to us; and you do not need to surrender any shares of OneCap to receive your shares of our common stock.

The shares of common stock of Copyright Media Corporation of Nevada subject to this spin-off are expected to be subsequently listed for trading on the Over-the Counter Bulletin Boardr quotation system though such listing shall require application and approval emanating from the United States Securities Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD") and no such approval is assured. See "Description of Capital Stock," beginning on page ___.

          THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF
                               RISK.
         SEE "RISK FACTORS" ON PAGES __ THROUGH __ BELOW.
                    --------------------------

 WE ARE NOT ASKING YOU FOR A PROXY OR FOR ANY CONSIDERATION AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR ANY CONSIDERATION.
                    --------------------------
 THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THISPROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC to register the common stock that the OneCap stockholders will receive in the spin-off. This prospectus is part of that registration statement, but does not include all of the information you can find in that registration statement or the exhibits to the registration statement. For additional information, please see the registration statement and its exhibits. Statements in this prospectus regarding the terms of any contract or document are not necessarily complete and in each instance, if the contract or document is filed as an exhibit to the registration statement, please see the copy of the contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by the relevant reference. After the spin-off, we will file annual, quarterly and special reports, proxy statements, and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements, certified by an independent public accounting firm. The registration statement is, and these future filings with the SEC will be, available to the public at the public reference facilities at the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically through the SEC's home page on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for more information.




PAGE-3-





                         TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS                            6

 Item 1. Front of Registration Statement and Outside Front Cover
 of Prospectus.                                                       6
 Item 2. Inside Front and Outside Back Cover Pages of Prospectus.     6
 Item 3. Summary Information and Risk Factors                         6
 Item 4. Use of Proceeds.                                            13
 Item 5. Determination of Offering Price.                            13
 Item 6. Dilution.                                                   13
 Item 7. Selling Security Holders.                                   13
 Item 8. Plan of Distribution.                                       13
 Item 9. Legal Proceedings.                                          14
 Item 10. Directors, Executive Officers, Promoters and Control
 Persons.                                                            14
 Item 11. Security Ownership of Certain Beneficial Owners and
 Management.                                                         16
 Item 12. Description of Securities.                                 18
 Item 13. Interest of Named Experts and Counsel.                     19
 Item 14. Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities.                                         20
 Item 15. Organization Within Last Five Years.                       20
 Item 16. Description of Business.                                   20
 Item 17. Management's Discussion and Plan of Operation.             24
 Item 18. Description of Property.                                   25
 Item 19. Certain Relationships and Related Transactions.            25
 Item 20. Market for Common Equity and Related Stockholder
 Matters.                                                            25
 Item 21. Executive Compensation.                                    26
 Item 22. Financial Statements.                                      29

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                      53

 Item 24. Indemnification of Directors and Officers.                 53
 Item 25. Other Expenses of Issuance and Distribution.               54
 Item 26. Recent Sales of Unregistered Securities.                   54
 Item 27. Exhibits.                                                  54
 Item 28. Undertakings.                                              57




 PAGE-4-




            PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 1. Front of Registration Statement and Outside Front Cover  of
Prospectus.

The required information is provided on the front page of the Prospectus.

Item 2. Inside Front and Outside Back Cover Pages of Prospectus.

The required information is provided on the page immediately following the front page of the Prospectus.

Item 3. Summary Information and Risk Factors


                        PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER WITH REGARD TO THE SHARES OF COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, PAYING PARTICULAR ATTENTION TO THE SECTION ENTITLED "RISK FACTORS," ALONG WITH THE FINANCIAL STATEMENTS AND THEIR NOTES. SOME OF THE STATEMENTS CONTAINED IN THIS SUMMARY, AS WELL AS THE SECTIONS ENTITLED "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION" ARE FORWARD-LOOKING. THESE STATEMENTS DISCUSS THE START UP NATURE OF OUR BUSINESS, LIQUIDITY AND CAPITAL EXPENDITURES, DEBT AND THE ABILITY TO OBTAIN FINANCING AND SERVICE DEBT, COMPETITIVE CONDITIONS IN THE INDUSTRY, AND GENERAL ECONOMIC CONDITIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE SUGGESTED BY THE FORWARD-LOOKING STATEMENTS FOR VARIOUS REASONS, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS." ALL REFERENCES TO THE "COMPANY," "WE," "OUR," OR "US" REFER TO THE OPERATIONS OF COPYRIGHT MEDIA CORPORATION OF NEVADA OR ITS PREDECESSORS.

THE COMPANY

Copyright Media Corporation of Nevada is a media and advertising company geared toward lifestyle, home improvement, interior design and real estate related subject matter. Our market is presently focused upon communities located throughout Southern Nevada. The Company publishes and distributes a print magazine entitled "Around Your Home" and produces a cable and broadcast television show of the same name that airs locally throughout the state of Nevada. Our revenue is derived primarily from advertisers seeking print, television, internet and direct mail marketing and advertising services. We publish original subject matter related to home improvement and real estate content through traditional print media, local television and various websites. The Company maintains and operates the website www.allthatwork.com, designed to provide useful content for homeowners interested in home improvement tips, advice and guidance. We also operate an internet website design and hosting service, ATWHost and offer our services to home improvement contractors, real estate professionals, builders, developers and other related commercial clients seeking an internet presence. Our various media channels allow us efficient access to our advertising client's target market base. Our address is 5450 West Sahara Ave.Second Floor Las Vegas, Nevada 89146.

INFORMATION CONCERNING ONECAP AND THE SPIN-OFF

OneCap currently owns 20% of the issued and outstanding shares of our common stock. OneCap will distribute these shares to its common stockholders of record, as of _________, 2003. OneCap may be considered an underwriter for purposes of liability under
Section 11 of the Securities Act of 1933, as amended.




PAGE-5-




Section 11 imposes liability on certain persons, including underwriters, for losses due to registration statements containing material misstatements or omissions, unless the underwriter exercised due diligence. Due diligence means that after reasonable investigation, the person had reasonable grounds to believe, and believed, that there were not any material misstatements or omissions in the registration statement.

OneCap stockholders of record will initially have their ownership of our common stock registered in book-entry form, and no certificates will be issued. On the distribution date, each OneCap stockholder, at the close of business on the record date, will be credited through book-entry in the records of the transfer agent with the number of shares of our common stock distributed to them. Each OneCap stockholder will receive an account statement indicating the number of shares of our common stock that the stockholder owns. OneCap stockholders that hold their stock in street name will have our common stock credited to their brokerage accounts. Following the distribution date, OneCap stockholders may obtain, at any time without charge, a certificate that represents our common stock.

We intend to list our common stock on the OTC Bulletin Board (an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq SmallCap Market or National Market) or the BBX a market anticipated to replace OTC Bulletin Board or, in the event that the Company is unable to include its shares of Common Stock for quotation on the Bulletin Board then in the NQB "Pink Sheets" published by the National Quotation Bureau Incorporated. There can be no assurance however, that in fact we will be successful in securing public listing. Therefore, there can be no assurance that an active public market will develop for the Common Stock at all.

The value of the stock distributed in the spin off will be taxable to the recipient, although we believe that any tax liability will be nominal. See "Federal Income Tax Consequences."

PROCEEDS OF THE SPIN OFF AND FUTURE FUNDING REQUIREMENTS

The spin off will not result in any net proceeds to us or OneCap. In the future, we may need to obtain additional funds so as to continue or expand operations. See "Risk Factors." If additional funds are required, we cannot predict whether we can raise sufficient capital to meet our working capital requirements.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and do not expect to pay cash dividends on our common stock in the foreseeable future. To the extent we obtain financing in the future, such funding sources may prohibit the payment of dividends. We currently intend to retain any future earnings for use in our business.




PAGE-6-




                           RISK FACTORS

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH HEREIN IN EVALUATING THE SHARES OF COMMON STOCK OFFERED HEREBY.

FORWARD LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, if applicable, with respect to the financial condition and business of Company. The words "estimate," "plan," "intend," "believe," "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to comply with the terms of the safe harbor under such Act, Company notes that a variety of factors could cause Company's actual results to differ materially from the anticipated results or other expectations expressed in Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Company's business include the risk factors set forth in this Section.

IF THE COST OF PAPER OR POSTAGE WERE TO INCREASE, IT COULD HAVE A SIGNIFICANT EFFECT ON OUR OPERATING EXPENSES.

Paper is the principal material used in the publishing of our magazine and is a significant expense for us. The cost of paper is volatile and may rise, increasing the cost of publishing our magazine. Additionally, because we deliver our product to subscribers using the U.S. Postal Service, an increase in the postage rate would increase our expenses. If there were an increase in paper costs or postage rates, there is no guarantee that we would be able to pass the increased cost on to advertisers or readers, nor is there any guarantee that we would be able to obtain financing to meet the increased costs of publishing the magazine. Therefore, an increase in the cost of paper or postage could
significantly   increase  our  expenses,  thereby  increasing   our
operating loss.

REVENUES COULD FALL IF ADVERTISING CLIENTS WERE TO DECREASE

Advertising makes up most of our total revenues. If a major advertiser were to stop advertising in our publication, or if there were a general decrease in the level of advertising in our magazine, our revenues would be greatly reduced. Additionally, if circulation of our magazine were to significantly decrease, advertisers might pay less for advertisements in our magazine, or no longer advertise in our magazine altogether. The fact that we may be in an economic recession could result in a decrease in the circulation of our magazine and a general decrease in the amount of advertising revenue that we receive, since both individuals and businesses generally spend less money in financially difficult times. If our advertising revenue decreases for any reason, our total revenues could be significantly reduced, greatly increasing our operating losses. To date, their has been no profits from operations.




PAGE-7-




COMPETITION

We face significant competition from publicly and privately held companies in publishing, advertising and marketing businesses. Many of our competitors have greater resources, both financial and otherwise, than the resources currently available to us, which allows them to advertise and market their magazine more extensively than we do. We compete with these magazines for advertisers and readers. If we are unable to compete successfully for advertisers and readers, our circulation and the number of advertisers in our magazine would decrease, adversely affecting our revenues. Contributing to the disparity in resources between our competition and us is the fact that we are currently experiencing cash shortages. These shortages could inhibit our ability to effectively compete with other media companies by forcing us to spend less on advertising and marketing. For example, if we continue to experience cash shortages we may be unable to retain the services of the consultants that have assisted us with various aspects of our business, including media kits, and the layout of the magazine. Such action would only increase the disparity between our competitors and us.

OUR  EXECUTIVE  OFFICERS AND CERTAIN HIGHLY SKILLED  PERSONNEL  MAY
LEAVE

Our success depends largely on the skills, experience and performance of some key members of our management. If we lose one or more of these key employees, our ability to implement our new business strategy or maintain or provide effective leadership for our company might be hampered, adversely affecting our business, operating results and financial condition. Our future success also depends on our ability to continue attracting and retaining highly skilled personnel such as writers and photographers. We face intense competition for qualified personnel. Many of our competitors have greater resources than we have, and are therefore able to spend more money to obtain the services of highly skilled personnel. Therefore, we cannot be certain that we will be successful in attracting new personnel or adequately compensating our current personnel in the future. If we are unable to retain or attract highly skilled personnel in the future, the quality of our magazine might decrease resulting in a loss of circulation and revenue.

A CHANGE IN OUR DISTRIBUTION CHANNELS COULD LEAD TO INFERIOR DISTRIBUTION OF OUR PUBLICATION LEADING TO POORER CIRCULATION AND LOWER REVENUES

Our current distribution locations include among other locales, Blockbuster Video stores located throughout Southern Nevada. If our distribution were to significantly change for any reason, there is no guarantee that we would be as effective in distributing our publication resulting in a reduction in circulation, which would decrease advertising in our magazine, significantly reducing revenue. Based on our current financial situation, if the cost of our current distribution were to increase significantly we might no longer be able to afford distribution.

INTENSE  COMPETITION  IN THE PUBLISHING AND  MEDIA  INDUSTRY  COULD
REDUCE   OUR  MARKET  SHARE  AND  ADVERSELY  AFFECT  OUR  FINANCIAL
PERFORMANCE.

An increasing number of news media and information sources compete for consumers' and advertisers' attention and spending. We expect this competition to continue to increase. We compete for advertisers, readers, staff and outside contributors with many types of companies, including among others: publishers and distributors of traditional media, including print, radio and television; online services or web sites focused on real estate and home improvement; and web "portal" companies. Our ability to compete depends on many factors, including the originality, timeliness, comprehensiveness and trustworthiness of our content and that of our competitors, our success in developing a recognized brand for our publication, and the effectiveness of our sales and marketing efforts. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. We may not be able to compete successfully for advertisers, which would materially adversely affect our ability to pursue our business plan. Increased competition could result in price reductions, reduced margins or loss of market share, each of which would materially adversely affect our business, results of operations and financial condition.




PAGE-8-




IF WE ARE UNABLE TO ATTRACT OR RETAIN QUALIFIED EDITORIAL STAFF AND OUTSIDE CONTRIBUTORS, OUR BUSINESS COULD BE ADVERSELY AFFECTED

Our future success depends substantially upon the continued efforts of our editorial staff and outside contributors to produce original, timely and interesting content. We may not be able to retain existing contributors or attract additional highly qualified writers in the future. If we lose the services of a significant number of our editorial staff and outside contributors or are unable to continue to attract additional writers with appropriate qualifications, our business, results of operations and financial condition could be materially adversely affected.

GENERAL ECONOMIC TRENDS HAVE REDUCED AND MAY CONTINUE TO REDUCE OUR ADVERTISING REVENUES

Our advertising revenues are subject to the risks arising from adverse changes in domestic and global economic conditions. Because of the recent economic slowdown in the United States, many advertisers are reducing advertising expenditures. If the current economic slowdown continues or worsens it may result in reductions in purchases of advertising, and our results of operations may be adversely affected.

RECENT TERRORIST ATTACKS HAVE CONTRIBUTED TO ECONOMIC INSTABILITY IN THE UNITED STATES; CONTINUED TERRORIST ATTACKS, WAR OR OTHER CIVIL DISTURBANCES COULD LEAD TO FURTHER ECONOMIC INSTABILITY ADVERSELY AFFECTING OUR BUSINESS

On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. These attacks have caused instability in the global financial markets and other industries including the advertising industry. These attacks and the subsequent U.S. military campaign may lead to substantial armed hostilities or to further acts of terrorism and civil disturbances in the United States or elsewhere, which may contribute further to economic instability in the United States and could have a material adverse effect on our business, financial condition and operating results. These and other developments arising out of the attacks may make the occurrence of one or more of the factors discussed under "Risk Factors" in this prospectus more likely to occur.

LOCAL ECONOMIC DOWNTURN MAY RESULT IN LOSS OF REVENUE AND INCOME

We are significantly dependent upon the local market for real estate and homes. The condition of the real estate markets, in which the Company operates, tends to be cyclical. It is related to the actual condition of the U.S national economy and the popular perception of the economic outlook. Cyclical increases in interest rates and declining demand for real estate in times of economic hardship in the past have had a direct negative impact on the real estate and home market. A recurrence of such conditions could result in a reduction in our revenues. Further, a deterioration in the local economic conditions in the markets where we operate may have a similarly negative effect. The Company's initial business activities are concentrated in the Nevada real estate market. Consequently, our business, results of operations and financial condition are dependent upon general trends in the Nevada economy and its real estate market. The Nevada economy may experience a local recession that may be accompanied by a sustained decline in the value of Nevada real estate. Real estate market declines may become so severe that the market value of the properties securing loans may be significantly less than the outstanding balances of those loans, and real estate market declines may negatively affect us. The existence of adverse economic conditions or the occurrence of natural disasters in Nevada could have a material adverse effect on the Company's business, financial condition and results of operations.




PAGE-9-




LONG-TERM AGREEMENTS WITH KEY PERSONNEL

The Company's performance is substantially dependent on the services and on the performance of its executive management team. The Company's performance also depends on the Company's ability to attract, hire, retain and motivate its officers and key employees. The loss of the services of any of its executive officers or other key employees could result in losses of clients, revenues, and net income. The Company has not entered into long-term employment agreements with any of its key personnel and currently has no "Key Man" life insurance policies.

TRADEMARKS AND PROPRIETARY RIGHTS

The Company regards copyrights, service marks, trademarks, trade secrets, and similar intellectual property as critical to its success, and intends to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers and others to protect its proprietary rights. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which the Company's products and services may be made available. There can be no assurance that steps, which may be taken by the Company to protect its proprietary rights, will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks, trade dress, and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Company. The Company expects to be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. The Company is currently not aware of any legal proceedings pending against it.

WE MAY ISSUE ADDITIONAL SECURITIES WHICH WOULD DILUTE THE VALUE OF THE SHARES OF OUR COMMON STOCK

Certain events over which you will have no control could result in the issuance of additional shares of our common stock, which could dilute the value of your shares of common stock. We may issue additional shares of common stock: to raise additional capital;
upon the exercise of outstanding options and stock purchase warrants or additional options and warrants issued in the future; in connection with loans or other capital raising transactions; and in connection with acquisitions of other businesses or assets.

POSSIBLE NEED FOR ADDITIONAL FINANCING

We may need additional funds for the growth and development of our business, and if we are unable to obtain these funds, we may not be able to expand our business as planned. Our operations require significant amounts of cash, and we intend to seek additional capital subsequent to establishing a publicly trading market for our Company's common stock. If additional funds are raised through equity offerings or the incurrence of debt, this may have a negative impact on our shareholders. We can give no assurance as to the terms or availability of additional capital. Moreover, if we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and earnings. The Company's growth strategy calls for substantial capital expenditures. Additional financing might become necessary at some point in the future. Such financing may not be available on favorable terms, if at all. If the Company is unable to secure sufficient capital in the future, its ability to pursue its business strategy and its results from operations may be impaired. There is no assurance that the Company's estimate of its liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. The failure to raise any needed additional funds will likely have a material adverse effect on the Company. In addition, it is possible that raising additional funds will result in substantial additional dilution.




PAGE-10-




RAPID GROWTH

The Company intends to pursue an aggressive growth strategy. The Company expects that any significant growth will continue to place demands on its managerial, administrative, operational and financial resources. The Company's future success and profitability will depend, in part, on its ability to attract and retain qualified managers and successfully implement enhancements to its management and operating systems and secure adequate financing for capital expenditures. There can be no assurance that the Company will be able to successfully manage any significant expansion of its operations or secure adequate financing on terms favorable to the Company, if at all.

CONTROL BY PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

Directors, executive officers and their affiliates will, after the spin-off beneficially own approximately 95% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company.

DEPENDENCE ON KEY PERSONNEL

The Company's future success depends to a significant extent on the continued services of its current officers and directors. The loss of any of these officers or directors would likely have a significantly detrimental effect on the Company's business. The Company does not maintain "key man" life insurance policies for any of its officers or directors. The Company's prospects also depend on its continuing ability to attract and retain highly qualified sales and marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to retain its key personnel.

NO DIVIDEND PAYMENTS IN THE FORESEEABLE FUTURE

The Company has never declared or paid any cash dividends on its common stock. For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.




PAGE-11-




Item 4. Use of Proceeds.

Our common stock is being distributed in connection with our spin-off from OneCap. Neither OneCap nor the Company will receive any proceeds from the distribution of our stock. There are no selling shareholders.

Item 5. Determination of Offering Price.

Our common stock is being distributed in connection with our spin-off from OneCap. Neither OneCap nor the Company will receive any proceeds from the distribution of our stock. There are no selling shareholders.You will not be required to pay for your shares of the Company.

Item 6. Dilution.

Not applicable.

Item 7. Selling Security Holders.

Not applicable.

Item 8. Plan of Distribution.

The distribution is self underwritten; neither the Company nor OneCap has employed an underwriter for the distribution of our common shares which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document if filed with the SEC or attached as an appendix hereto. For further information, reference is hereby made to the Registration Statement and the exhibits filed therewith. The Registration Statement and any amendments thereto, including exhibits, are available for inspection and copying as set forth above.


Any person who has received a copy of this Prospectus may receive a complimentary copy of all the documents referred to above which have been incorporated by reference (other than exhibits to such documents) by making a written or oral request to us at either the address or telephone number listed on page 1.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of the Company has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of the Company has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of the Company has been convicted of violating a federal or state securities or commodities law.




PAGE-12-




Certain aspects of the Company's business involve risks of liability. For example, there can be no assurance that third parties will not claim that the Company has misappropriated their creative ideas or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements to prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.

Item  10.  Directors,  Executive Officers,  Promoters  and  Control
Persons.

Each of the Company's directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of the Company as of the date of this Registration Statement:


         NAME         AGE               POSITION
    ------------------------------------------------------
     Steven D.        50      Chairman of the Board of
     Molasky                  Directors

     Vincent W.       36      President, Chief Executive
     Hesser                   Officer and Director

     Tom Streit       41      Vice President

     Dana Rogers      35      Vice President

     Tammy            43      Secretary and Treasurer
     Hardcastle


Background of Directors, Executive Officers, Promoters and  Control
  Persons

Steven D. Molasky, Chairman of the Board of Directors - Mr. Molasky has extensive experience in the real estate development business dating back to the late 1960's. Through his various companies, including Pacific Homes and Pacific Properties, Mr. Molasky has developed (i) homes and condominiums, (ii) apartment complexes, and
(iii)   distribution   and   industrial   product,   master-planned
communities,   retail  shopping  centers  and  high   rise   office
buildings.

Mr. Molasky specializes in real estate financing, having nurtured and developed strong, long-term relationships within the industry. Included in this group are Prudential Real Estate, Long Term Credit Bank of Japan, Northwestern Mutual Life Insurance Company, Teachers Insurance and Annuity Association, Bank One, and Nomura Asset Capital Corporation and Capital Company of America. Also included are liaisons with local and regional financial institutions.

Mr. Molasky has served as a founding member and past chairman of the Nevada Institute for Contemporary Art; been appointed by the Clark County Commission as a director and board member of the McCarran Arts Advisory Council; and been appointed by the Nevada Legislature as a board member of the Nevada Nuclear Projects Commission. Mr. Molasky also serves as a trustee/director of the University of Nevada, Las Vegas Foundation, and is a member of the Young President's Organization. Mr. Molasky also serves as a director for OneCap.




PAGE-13-




Vincent  W. Hesser, President, Chief Executive Officer and Director
- Mr. Hesser's areas of responsibility include coordinating the development of corporate policies, goals and objectives relative to company operations, lender and investor relations and financial performance and growth. Mr. Hesser oversees the Company's daily operations and business affairs to ensure that its business objectives are achieved. During his tenure as a finance executive at Pacific Properties (1992-1999), Mr. Hesser obtained project equity and debt financing for various real estate projects, and he oversaw the build-out of housing, apartment, and commercial real estate projects.

Mr. Hesser began his career at PriMerit Bank (subsequently purchased by Norwest) in Las Vegas, Nevada. He was responsible for analyzing, evaluating and reporting on numerous real estate joint ventures over twenty real estate and development companies throughout the southwestern United States. He also assisted PriMerit in its reviews with the Office of Thrift Supervision (OTS) and Federal Deposit Insurance Corporation (FDIC) with respect to those investments.

Mr.  Hesser  is  a graduate of Southern Utah University  (Class  of
1990) and earned his Master of Accountancy degree, summa cum laude and with high distinction. He has obtained an Illinios CPA Certificate and also holds a general contractors' license in the State of Nevada. Mr. Hesser also serves as an officer and director of OneCap.

Dana Rogers - Mr. Rogers has a 15-year professional background in selling, marketing and research, relating to consumer products and services. Mr. Rogers has held senior level management positions as Vice President of Sales and Marketing, Vice President of Special Projects and Vice President of Business Development and has consulted for several organizations in Las Vegas. Mr. Rogers also previously owned and operated a Video Production and Marketing Research Company for three years in Las Vegas.

During his career Mr. Rogers has successfully been involved in developing and implementing creative strategies in operations, business development, sales and marketing for many prominent companies. Mr. Rogers holds a Bachelor of Arts in Radio/TV and Film Production, a Bachelor of Science in Marketing and a Masters of Business Administration with Honors. Additionally, Mr. Rogers holds a Nevada Contractors license and a Nevada Real Estate Brokers License.

Thomas G. Streit, Vice President - Mr. Streit has over 20 years experience in the computer and information science field. He began his career in 1981 working for the City of Waukegan, Waukegan, IL as an Automation Specialist. While with the City, he developed their first wide area network, which connected their Public Library System to others throughout the State of Illinois and for the first time allowed it's citizen's to access the library's card catalog via a dial-up system. While working for the City of Waukegan, he attended Roosevelt University where he received his B.S. in General Science with an emphasis in both Life Science and Information Science.

Mr. Streit's notable projects include the development of Pacific Properties property management wide area network and data sharing system, Park Towers at the Hughes Center's Data and Information Systems infrastructure, the conversion of Pacific Properties'accounting system from a small PC based system to an AS/400 centralized system and the development of their entire internet and extranet system. He started Pacific Properties in-house Internet Design and Service Division, a division dedicated to assisting the company in developing a Web Presence for their Sales and Marketing division.

Mr. Streit is responsible for all aspects of Copyright Media Corporation's operations. He directly oversees the three media divisions: Internet, Print Publications and Television Video Productions and is responsible for setting performance standards for the divisions. He is responsible for reviewing all media content, ensuring all projects are completed in a timely manner and within budget and is also responsible for maintaining control over all capital expenditures.




PAGE-14-




Tammy Hardcastle, Treasurer. Ms. Hardcastle is responsible for the day-to-day accounting at Copyright Media. Ms. Hardcastle, as well has been involved in the document preparation for the SEC filings of a public company, as well as publishing quarterly 10-QSB reports and annual 10-KSB reports to be submitted to the SEC.

Ms. Hardcastle has been involved in real estate accounting and development since 1990. Her accomplishments include accounting work for the Lake Las Vegas destination resort community with its one of a kind man-made lake. Ms. Hardcastle has performed the conversion of an entire accounting system for multiple Las Vegas real estate development companies to a new custom software package unique to the construction industry.

Ms. Hardcastle holds a Bachelor degree in Accounting from the University of Nevada Las Vegas


Item  11.  Security  Ownership  of Certain  Beneficial  Owners  and
Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to the Company's knowledge, either sole or majority voting and investment power.


                           COMMON STOCK

                Pre Spin-off              Post Spin-off
                            % of       Number       % of Class
  Name of        Number      Class      of
 Beneficial         of                 Shares
   Owner         Shares
----------------------------------------------------------------------
Steven D.     6,000,000     66.67%    7,250,000        64.00%
Molasky
Vincent W.    3,000,000     33.33%    3,490,375        31.00%
Hesser
Tom Streit            0      0.00%        5,900
Dana Rogers           0      0.00%            0
Tammy                 0      0.00%            0
Hardcastle
All Officers  9,000,000    100.00%   10,746,275        95.00%
and
Directors as
a Group
(5 Persons)3
Total Issued  9,000,000    100.00%
and
Outstanding

The address for each individual in the table setforth above is:

5450 West Sahara Avenue 2nd Floor
Las Vegas, NV 89146
(702) 948-8844




PAGE-15-




Item 12. Description of Securities.

The Company's authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share. The holders of the Company's common stock:

* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Company's Board of Directors;
* are entitled to share ratably in all of the Company's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company's affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable. The Company's Articles of Incorporation and Bylaws, incorporated here by reference to the Exhibits to this Registration Statement, and the applicable statutes of the State of Nevada contain a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of the Company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After this offering, the Company will furnish its shareholders with annual financial reports certified by the Company's independent accountants, and may, in the Company's discretion, furnish unaudited quarterly financial reports.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Pacific Stock Transfer Company located at 5844 South Pecos Avenue, Suite D, Las Vegas, Nevada 89120.

Federal Income Tax Consequences

The distribution by OneCap to stockholders of the common stock of Copyright Media Corporation of Nevada will be characterized as a dividend, taxable as ordinary income to the extent of OneCap's current or accumulated earnings and profits. Although the value of the stock distributed as a dividend in the spin-off will be taxable to the recipient, the taxable amount is expected to be insignificant.




PAGE-16-




To the extent that all or part of a distribution to a holder exceeds such holder's allocable share of OneCap's current or accumulated earnings and profits, such amount will first be treated as a return of capital that will reduce the holder's adjusted tax basis in his shares of OneCap common stock, and then to the extent that the distribution exceeds such basis, such excess will be taxed as a capital gain, and a long-term capital gain if the holder's holding period for such common stock has been more than one year. Any tax liability to us as a result of the spin off is also expected to be insignificant.

A corporate holder will generally be entitled to a 70% dividends-received deduction with respect to distributions that are treated as dividends on shares of OneCap common stock that the corporate holder has held for at least 46 days during the 90-day period that begins 45 days before the stock becomes ex-dividend. A taxpayer's holding period for this purpose is reduced by periods during which the taxpayer's risk of loss, with respect to the shares, is considered diminished by reason of the existence of certain options, contracts to sell, or other similar transactions. Also, the dividends-received deduction may be reduced or eliminated if a corporation has indebtedness "directly attributable to its investment" in portfolio stock.

A corporate holder is required to reduce its basis, but not below zero, in stock by the non-taxed portion, generally the portion eligible for the dividends-received deduction described above, of an "extraordinary-dividend" as defined in Section 1059 of the Internal Revenue Code, if the holder has not held such stock subject to a risk of loss for more than two years before OneCap declared, announced, or agreed to, the amount or payment of such dividend, whichever is earliest. If any part of the non-taxed portion of an extraordinary dividend has not been applied to reduce the basis as a result of the limitation on reducing basis below zero, such part will be treated as gain from the sale or exchange of stock.

In addition, for purposes of computing its alternative minimum tax liability, a corporate holder may, in general, be required to include in its alternative minimum taxable income a portion of any dividends-received deduction allowed in computing regular taxable income.

The foregoing does not purport to be a complete analysis of all the potential tax effects of the distribution of our common stock, and is limited to United States federal income tax matters. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, and Internal Revenue Service rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, by legislative, judicial or administrative action. In addition, the tax consequences to a particular holder, including life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign corporations and nonresident alien individuals, may be affected by matters not discussed herein.

BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED HEREIN DEPEND UPON EACH HOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON FEDERAL TAX LAWS, REGULATIONS, RULINGS AND DECISIONS, WHICH ARE SUBJECT TO CHANGE THAT MAY BE RETROACTIVE IN EFFECT, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF ANY STATE, LOCAL FOREIGN AND OTHER TAX LAWS, AS WELL AS THE CONSEQUENCES OF ANY RECENT, PENDING OR PROPOSED CHANGES IN THE APPLICABLE LAWS.

Item 13. Interest of Named Experts and Counsel.

None.




PAGE-17-




Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

Copyright Media Corporation of Nevada is a Nevada Corporation incorporated on June 13, 2000 under the name, PHS, Inc. On October 30, 2001 the Board of Directors of PHS acted unanimously to revise the Articles of Incorporation of PHS so as to change the name of the company to Copyright Media Corporation of Nevada. A Certificate of Amendment of Articles of Incorporation was duly filed with the Secretary of State of the State of Nevada on November 7, 2001.

The Company is authorized to issue 20,000,000 million shares of common stock with par value of $0.001 per share. On June 30, 2000, the Company issued 2,000,000 shares and 1,000,000 shares of common stock to Steven Molasky and Vincent Hesser, both officers and directors of the Company pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. On September 14, 2000 the Company issued 4,000,000 shares and 2,000,000 shares of common stock to Steven Molasky and Vincent Hesser, pursuant to the exemption from registration contained in
Section 4(2) of the Securities Act of 1933. On January 15, 2003, the Company issued OneCap 2,250,000 shares of common stock which shares are the subject of the spin-off transaction anticipated herein. As of the date of this Registration Statement and giving effect to the issuance of the spin-off shares, the Company has 11,250,000 shares of $0.001 par value common stock issued and outstanding.

Item 16. Description of Business.

A.   Business Development and Summary

Copyright Media Corporation of Nevada, a corporation formed in the State of Nevada on June 13, 2000, is a media and advertising company geared toward lifestyle, home improvement, interior design and real estate related subject matter. Our market is presently focused upon communities located throughout Southern Nevada. The Company publishes and distributes a print magazine entitled "Around Your Home" and produces a cable and broadcast television show of the same name that airs locally in Southern Nevada. Our revenue is derived primarily from advertisers seeking print, television, internet and direct mail marketing and advertising services. We publish original subject matter related to home improvement and real estate content through traditional print media, local television and various websites. The Company maintains and operates the website www.allthatwork.com, designed to provide useful content for homeowners interested in home improvement tips, advice and guidance. We also operate an internet website design and hosting service, ATWHost and offer our services to home improvement contractors, real estate professionals, builders, developers and other related commercial clients seeking an internet presence. Our various media channels allow us efficient access to our advertising client's target market base.




PAGE-18-




The Company is authorized to issue 20,000,000 million shares of common stock with par value of $0.001 per share. On June 30, 2000, the Company issued 2,000,000 shares and 1,000,000 shares of common stock to Steven Molasky and Vincent Hesser, both officers and directors of the Company pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. On September 14, 2000 the Company issued 4,000,000 shares and 2,000,000 shares of common stock to Steven Molasky and Vincent Hesser, pursuant to the exemption from registration contained in
Section 4(2) of the Securities Act of 1933. On January 15, 2003, the Company issued OneCap 2,250,000 shares of common stock which shares are the subject of the spin-off transaction anticipated herein. As of the date of this Registration Statement, the Company has 11,250,000 shares of $0.001 par value common stock issued and outstanding.

The Company's administrative office is located at 5450 West Sahara Ave. Second Floor Las Vegas, Nevada 89146, telephone: (702) 948-8844. The Company's registered agent is Pacific Stock Transfer Company located at 5844 South Pecos Avenue, Suite D, Las Vegas, Nevada 89120.

The Company's fiscal year end is June 30.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

Copyright Media Corporation of Nevada is a media and advertising company geared toward lifestyle, home improvement, interior design and real estate related subject matter. Our market is presently focused upon communities located throughout Southern Nevada. The Company publishes and distributes a print magazine entitled "Around Your Home" and produces a cable and broadcast television show of the same name that airs locally throughout the state of Nevada. Our revenue is derived primarily from advertisers seeking print, television, internet and direct mail marketing and advertising services. We publish original subject matter related to home improvement and real estate content through traditional print media, local television and various websites. The Company maintains and operates the website www.allthatwork.com, designed to provide useful content for homeowners interested in home improvement tips, advice and guidance. We also operate an internet website design and hosting service, ATWHost and offer our services to home improvement contractors, real estate professionals, builders, developers and other related commercial clients seeking an internet presence. Our various media channels allow us efficient access to our advertising client's target market base. Our address is 5450 West Sahara Ave.Second Floor Las Vegas, Nevada 89146.

Around Your Home Magazine

Around Your Home magazine is a bi-monthly publication covering topics including relocation, interior design, money saving tips, community news, and more. The magazine is intended to serve as the homeowner's resource for information and offers vendor discounts provided by advertising customers. Our market is presently focused upon communities located throughout Southern Nevada.

Around Your Home TV

Around Your Home TV, is a thirty-minute weekly television show that presents informative interviews, helpful products, and lifestyle features for Las Vegas area homeowners. The premier show aired at 1:30AM on Channel 25 Cable 14 and repeated at 9:30AM on Channel 33 Cable 6 on Sunday February 3, 2002. This weekly series is shot entirely on location in and around Las Vegas. Each week the show's host will interview local designers, builders, product showcases, and visit fascinating properties including the homes of many local celebrities. Episodes showcase dream kitchens, baths, dining rooms, etc., and discuss design choices.




PAGE-19-




The television show is co-produced by PCTV Entertainment.

(2)  Distribution Methods of the Products or Services

Around Your Home magazine is distributed to readership for free via direct mailings, to select individuals residing in Nevada and via various real estate brokerage firms and their offices located in Southern Nevada. The Company has also secured rack space in local Blockbuster Video stores, Smith's grocery stores, and Gold's Gym located in Southern Nevada as distribution outlets for the magazine. Other distribution outlets include StanPark Homes, a local real estate developing firm. The magazine is published bi-monthly. Our present circulation is approximately 45,000 copies per issue.

The television show airs on Sundays at 11:30am on Channel 25 KTUD and Cable 14 and Mondays at 1:30 am on Channel 25 KTUD Cable 14.

(3)  Status of any announced new product or service

None.

(4)  Industry background

Publishing is a highly competitive business. Overall competitive factors in this segment include price, editorial content and editorial and aesthetic quality. Competition for advertising dollars in magazine operations is primarily based on advertising rates, editorial and aesthetic quality, the desirability of the magazine's demographic, reader response to advertisers' products and services and effectiveness of the advertising sales staff.

Readers value specialty magazines for their targeted editorial content and also rely on them as catalogues of products and services in the relevant topic areas. This catalogue aspect makes the specialty magazines important media buys for advertisers. Advertising sales for the Company's specialty magazines are generated largely by in-house sales forces. The magazines compete for advertising on the basis of circulation and the niche markets they serve. The Company's specialty magazine and companion television show face competition in its subject area from a variety of publishers and compete for readers and viewers on the basis of the quality of its targeted content, which is provided by in-house and free-lance writers.

(5)  Raw Materials

Not applicable.

(6)   Customers

Our primary revenue source is derived from advertising the products and services of our customers. We provide space for our customers throughout the magazine, television and web-site. Presently, our customers offer products and services including:

*    Air Conditioning & Heating
*    Appliances
*    Awnings
*    Cabinets & Countertops
*    Carpet Cleaning
*    Carpeting & Flooring




PAGE-20-




*    Ceiling Fans
*    Concrete & Paving
*    Decks, Porches, & Patios
*    Decorative Tile
*    Electronics, Audio, and Video
*    Furniture, Rentals & Upholstery
*    Garage Doors
*    Glass & Mirrors
*    Housekeeping
  *    Interior Design
*    Kitchen & Baths
*    Landscaping & Yard Maintenance
*    Lighting
*    Patio Covers & Enclosures
*    Pest Control
*    Plumbing
*    Roofing & Siding
*    Signs & Graphics
*    Skylights
*    Swimming Pools & Spas
*    Water Softeners & Purifiers
*    Window Coverings
*    Window Repair & Replacement
*    Window Washing


(7)  Intellectual Property

There can be no assurance that third parties will not bring claims of patent or technology infringement against the Company or claim that the Company's use of certain technologies violates a patent. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements to prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.

(8)  Need for Government Approval

We are not subject to any extraordinary governmental regulations relating to our business.

Effect of existing or probable government regulations

Various aspects of the Company's business may become subject to government regulation and/or approval. Any changes in the regulatory environment are likely to affect the Company's business, results of operation, and financial condition.

(9)  Research and Development

The Company does not devote material resources to research and development activities.




PAGE-21-




(10) Environmental Issues

Not applicable.

(11) Employees

As of the date of this Registration Statement, the Company has 11 employees. The Company's employees are not represented by a collective bargaining agreement, and the Company believes that its relations with its employees are good.

The  Company's growth plans may require additional staff.   By  mid
calendar year 2003, the Company expects to hire two additional employees.

Item 17. Management's Discussion and Plan of Operation.

This  section  must  be  read  in  conjunction  with  audited   and
unaudited   Financial  Statements  included  in  this  Registration
Statement.

Copyright Media Corporation of Nevada is a Nevada Corporation incorporated on June 13, 2000 under the name, PHS, Inc. On October 30, 2001 the Board of Directors of PHS acted unanimously to revise the Articles of Incorporation of PHS so as to change the name of the company to Copyright Media Corporation of Nevada. A Certificate of Amendment of Articles of Incorporation was duly filed with the Secretary of State of the State of Nevada on November 7, 2001.

Significant Accounting Policies and Estimates

The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain of the Company's accounting policies, including the depreciable lives of its assets, the recoverability of deferred tax assets, the allowance for doubtful accounts receivable, the allowance for obsolete or slow moving inventories and the estimated cash flows in assessing the recoverability of long-lived assets require that management apply significant judgment in defining the appropriate assumptions for calculating
financial  estimates.   By  their  nature,  these judgments  are
subject to an inherent degree of uncertainty. Management's judgments are based on their historical experience, terms of existing contracts, observance of industry trends, information provided by or gathered from customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from the
estimates.   To  provide  an  understanding  of  the  methodology
applied,  the significant   accounting  policies  are  discussed
where appropriate in this discussion and analysis and in the notes to the financial statements.

In the initial twelve-month operating period from June 13, 2000 (inception) to June 30, 2001, the Company generated $8,700 in revenues and incurred a cumulative net loss of $188,800. In the subsequent year's operating period to June 30, 2002, the Company generated $181,600 in revenues and incurred a net loss of $598,900. For the three months ended September 30, 2002 the Company generated $90,800 in revenue versus $27,700 for the same period in 2001. The net loss sustained by the Company for the three months ended September 30, 2002 was $233,700 compared to $83,000 for the same period in 2001. The losses resulted from start-up costs, production expenses, and general and administrative expenses.

The Company financed its initial operations by issuing common stock in exchange for cash. Through September 30, 2002, the Company issued 9,000,000 ($0.001 per share) for $9,000 to two officers and directors. The major stockholder also contributed cash of $200,700 and $629,900 during the periods ending June 30, 2001 and June 30, 2002 respectively. The Company also incurred debt from a related party of $123,900 during the quarter ended September 30, 2002.




PAGE-22-




Liquidity and Capital Resources

As of June 30, 2002, the Company had $108,600 in cash and working capital of $75,900. As of September 30, 2002, the Company had
$37,600 in cash and working capital of negative $144,200. Any current operating loss is anticipated to be funded by additional stock sales, loans to the company, or any other necessary financing until breakeven is achieved. The Company designates the following as its priorities for the next six (6) to twelve (12) months: securing contracts to increase advertising revenue.

Sales growth in the next six (6) to twelve (12) months is important for the Company's plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next six (6) to twelve (12) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

Item 18. Description of Property.

The Company is using office space provided at no charge by OneCap through June 30, 2002. Effective July 1, 2002 the Company entered into a sublease agreement with PPD LLC.

At   September   30,  2002,  the  company  has  $37,400   (net   of
depreciation) of computer hardware and software used in our production and internet services.

Item 19. Certain Relationships and Related Transactions.

The Company used office space provided at no charge by OneCap through June 30, 2002. Effective July 1, 2002 the Company entered into a sublease agreement with PPD LLC. OneCap has been provided magazine, television, and internet advertising at no charge by Copyright Media Corporation.

Item 20. Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Registration Statement, there is no public market in the Company's Common Stock. The spin-off and this Registration Statement is a step toward creating a public market for the Company's stock, which may enhance the liquidity of the Company's shares. However, there can be no assurance that a meaningful trading market will develop. The Company makes no representation about the value of its Common Stock.

Holders

As of the date of this Registration Statement, and giving effect to the spin-off shares to be issued to OneCap and its shareholders the Company shall have approximately 11,250,000 shares of $0.001 par value common stock issued and outstanding held by approximately three shareholders of record.




PAGE-23-




Dividends

The Company has never declared or paid any cash dividends on its common stock. For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

Item 21. Executive Compensation.
                                  Compensation for the Period
     Name           Position                  from
                                   Inception to September 30,
                                              2002
                                     Salary          Other
-----------------------------------------------------------------

Steven Molasky  Director               $0              $0

Vincent Hesser  President and       N/A (1)            $0
                Director

Tom Streit      Vice President      $93,750            $0

Dana Rogers     Vice President      $30,000            $0

Tammy           Secretary    and    N/A (1)            $0
Hardcastle      Treasurer
-----------------------------------------------------------------
(1) Since inception through September 30, 2002, two officers, one being a stockholder, contributed their services valued at $48,000 to the Company. Mr. Vince Hesser, stockholder, President and CEO, contributed services valued at $30,000 and Ms. Tammy Hardcastle, Secretary and Treasurer, contributed services valued at $18,000.

Stock option plan

In September 2000, the Company's Board of Directors approved the creation of the 2000 Stock Option Plan which reserves 1,000,000 shares of the Company's common stock for issuance to employees, officers and directors of the Company and others who are involved in the continuing development and success of the Company. The options, under the Plan, are granted at not less than 100% of the market value of the Company's common stock on the date of grant. The Board administers the Plan.

Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonqualified. Under the Plan, the right to purchase shares pursuant to existing stock option agreements typically vest pro-rata at each option anniversary date over a three-year period. The options were issued at a $1 value and must be exercised within ten years from the date of grant.





PAGE-24-




The following is a summary of activity of outstanding stock options under the 2000 Stock Option Plan:


                                         Options Outstanding
                                        -------------------------
                                            Shares      Weighted
                                                        Average
                                                        Exercise
                                                        Price
-----------------------------------------------------------------
     Balance, July 1, 2000                       --     $    --

        Granted                             189,000        1.00
     Canceled/expired                       (6,000)

     Balance, June 30, 2001                 183,000        1.00

        Canceled/expired                   (53,500)

     Balance, June 30, 2002                 129,500        1.00

        Granted                             80,0000        1.00
     Canceled/expired

     Balance, September 30, 2002            209,500        1.00

     Exercisable, September 30, 2002         43,162   $1.001.00
-----------------------------------------------------------------

The following is a summary of information about the 2000 Stock Option Plan options outstanding at September 30, 2002:

     Range of   Number   Weighted  Weighted   Number  Weight
     exercise  outstand   average   average  exercis    ed
      prices      ing    remaining exercise    able   average
                         contract    price           exercise
                         ual life                     price
                          (years)
-----------------------------------------------------------------
       $1.00    209,500    8.50      $1.00    43,162  $1.00
-----------------------------------------------------------------
The  weighted average fair value of stock options at date of  grant
was  $0  per  option for options granted during  fiscal  2001.   No
options  were  granted during the year ended  June  30,  2002,  and
80,000  were  granted the quarter ending September 30,  2002.   The
weighted  average  fair  value  of  options  under  the  Plan   was
determined   based  on  the  Black-Scholes  model,  utilizing   the
following assumptions:

                                               2002      2001
     Expected term (years)                     N/A      5 years
     Risk-free interest rate                   N/A       5.05%
     Volatility                                N/A        N/A
     Dividends                                 N/A        0%

As the stock of the Company is not yet publicly traded, management elected to omit the expected volatility in determining the value of its options as permitted by SFAS No. 123. The value of the options was determined to be $0 because the $1 exercise price significantly exceeded the market value of the stock.

The following Option/SAR Grants Table sets forth the individual grants of stock options made through September 30, 2002 to the Company's Executive Officers, Directors and key employees named in the Summary Compensation Table above.




PAGE-25-






           Option/SAR Grants through September 30, 2002
                        (Individual Grants)

     Name         Shares       % of Total    Exercise    Expiration
                Underlying      Options       Price         Date
                  Options       Granted   ($ per share)
                  Granted
--------------------------------------------------------------------
Steven Molasky       0              -           -          -
Vincent Hesser       0              -           -          -
Tom Streit (1)    75,000       35.80%         $1.00     01/29/07
Dana Rogers       75,000       35.80%         $1.00     01/29/07
(2)
Tammy             10,000        4.77%         $1.00     01/29/07
Hardcastle (1)
--------------------------------------------------------------------

1) Each of these options will vest 33.33% at the beginning of each year for 3 years (1/3 vested 1/02/02, 1/3 on 1/02/03, and 1/3 on
1/02/04). 2) Each of these options will vest 33.33% at the beginning of each year for 3 years (1/3 vested 1/02/03, 1/3 on 1/02/04, and 1/3 on 1/02/05).

Had the Company accounted for its plan by recording compensation expense based on the fair value at the grant date on a straight-line basis over the vesting period, stock-based compensation costs would have had noeffect on pre-tax loss or earnings per share.

The following table discloses the Company's proforma net loss and net loss per share assuming compensation cost for employee stock options and warrants had been determined using the fair value-based method prescribed by SFAS 123.

                                                2002      2001
                                           ---------------------------
     Net loss:
     As reported                              $(598,900) $  (188,800)
     Proforma                                  (598,900)    (188,800)

     Loss per share:
     Basic:
          As reported                           (0.067)      (0.024)
          Proforma                              (0.067)      (0.024)
        Diluted:
          As reported                           (0.067)      (0.024)
          Proforma                              (0.067)      (0.024)


We do not compensate our directors at the present time, although we may do so in the future. We indemnify directors pursuant to Nevada law and may reimburse them for certain out-of-pocket costs in connection with serving as directors.

Item 22. Financial Statements.

The following audited financial statements are included as part of this Registration Statement:

*    Report of Bradshaw, Smith & Co., LLP
*    Balance Sheets at June 30, 2002 and June 30, 2001
* Statements of Operations for the years ended June 30, 2002 and 2001.
* Statements of Changes in stockholders' equity for the years ended June 30, 2002 and 2001.
*    Statements of Cash Flows for the years ended June 30, 2002 and
  2001.
*    Notes to Financial Statements.




PAGE-26-




The following interim unaudited financial statements are included as part of this Registration Statement:

*    Condensed Balance Sheets as of September 30, 2002 and June 30,
  2002 (unaudited).
* Condensed Statements of Operations for the three months ended September 30, 2002 and 2001 (unaudited).
* Condensed Statements of Changes in Stockholders Equity (deficit) for the three months ended September 30, 2002 and 2001 (unaudited).
* Statements of Cash Flows for the three months ended September 30, 2002 and 2001 (unaudited).
*    Notes to Condensed Financial Statements (unaudited).



















PAGE-27-




               COPYRIGHT MEDIA CORPORATION OF NEVADA

             REPORT ON AUDITS OF FINANCIAL STATEMENTS

            FOR THE YEARS ENDED JUNE 30, 2002 AND 2001



























PAGE-28-




               COPYRIGHT MEDIA CORPORATION OF NEVADA

            FOR THE YEARS ENDED JUNE 30, 2002 AND 2001








                             CONTENTS

                                                               PAGE

Independent auditors' report                                     30

Financial Statements:
  Balance sheets                                                31
  Statements of operations                                      32
  Statements of changes in stockholders' equity                 33
  Statements of cash flows                                      34
  Notes to financial statements                              35-42
























PAGE-29-




                   INDEPENDENT AUDITORS' REPORT


Board of Directors
Copyright Media Corporation of Nevada
Las Vegas, Nevada


          We have audited the accompanying balance sheets of Copyright Media Corporation of Nevada as of June 30, 2002 and 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Copyright Media Corporation of Nevada as of June 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/Bradshaw, Smith & Co., LLP


September 25, 2002
Las Vegas, Nevada




PAGE-30-




COPYRIGHT MEDIA CORPORATION OF NEVADA

BALANCE SHEETS

AS OF JUNE 30, 2002 AND  2001


ASSETS                                           2002        2001

Current assets:
Cash                                         $  108,600   $      --
Accounts receivable (Net allowance for           27,400          --
doubtful accounts of $14,500 and $0)
Accounts receivable, employee                       900          --
Capitalized production costs (Note 3)                --       7,500
                                            -------------------------
     Total current assets                       136,900       7,500

Property and equipment (Note 4)                  35,000      45,900

Prepaid offering costs                            5,000          --
                                            -------------------------
                                             $  176,900   $  53,400
                                            =========================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                             $  49,000   $  15,600
Deferred revenues                               12,000      16,900
                                            -------------------------
     Total current liabilities                  61,000      32,500
                                            -------------------------
Commitments and contingencies (Note 5)              --          --

Stockholders' equity (Note 6):
Preferred stock, $.001 par value;                   --          --
5,000,000 shares authorized,
     no shares issued and outstanding
Common stock, $.001 par value; 20,000,000        9,000       9,000
shares authorized,
     9,000,000 shares issued and
     outstanding
Additional paid-in capital                     894,600     200,700
Accumulated deficit                          (787,700)   (188,800)
                                            -------------------------
                                               115,900      20,900
                                            -------------------------
                                             $ 176,900   $  53,400
                                            =========================


The Notes to Financial Statements are an integral part of these statements.




PAGE-31-




COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


                                                  2002        2001
Revenues:
Internet and television                       $  87,600   $   5,600
Magazine                                         94,000       3,100
                                             -------------------------
                                                181,600       8,700
Expenses:                                    -------------------------
Production expenses                             416,400      92,300
General and administrative expenses (Note 2)    344,200      95,200
Depreciation and amortization expense            19,900      10,000
                                             -------------------------
                                                780,500     197,500
                                             -------------------------
Net loss                                      $(598,900) $ (188,800)
                                             =========================
Loss per common share (basic and diluted)     $  (0.067) $   (0.024)
                                             =========================
Weighted average number of common shares      9,000,000   7,750,685
outstanding                                  =========================







The Notes to Financial Statements are an integral part of these statements.




PAGE-32-




COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001



                        Common Stock     Additio    Accumul    Stock
                                           nal       ated      holders'
                                         paid-in    deficit    equity
                                         capital
                     Shares     Amount


Balance, July 1,    3,000,000   $3,000   $    --    $    --     $3,000
2000

Issuance of shares, 6,000,000    6,000        --         --      6,000
September 14, 2000

Contributions from         --       --   200,700         --    200,700
stockholders

Net loss for the           --       --        --   (188,800)   188,800
year ended         ---------------------------------------------------------
June 30, 2001

Balance, June 30,   9,000,000    9,000   200,700   (188,800)    20,900
2001

Contributions from         --       --   629,900         --    629,900
stockholders

Services                   --       --    32,000         --     32,000
contributed by
stockholder and
officers

Office space               --       --    32,000         --     32,000
contributed by
stockholder

Net loss for the           --       --        --   (598,900)  (598,900)
year ended         ---------------------------------------------------------
June 30, 2002

Balance, June 30,   9,000,000  $ 9,000  $894,600  $(787,700) $ 115,900
2002               =========================================================




The Notes to Financial Statements are an integral part of these statements.




PAGE-33-




COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                                                 2002        2001
Cash flows from operating activities:
Net loss                                    $ (598,900)  $(188,800)
Adjustments to reconcile net loss to net
cash used by
     operating activities:
Changes to net loss not requiring cash
outlays:
     Services contributed by stockholder        32,000          --
and officers
     Office space contributed by                32,000          --
stockholder
Depreciation and amortization                   19,900      10,000
Changes in:
Accounts receivable                            (27,400)          --
     Other assets                                1,600      (4,500)
Accounts payable and other liabilities          33,400      15,600
Deferred revenues                               (4,900)     16,900
                                            --------------------------
   Net cash used in operating activities      (512,300)   (150,800)
                                            --------------------------
Cash flows from investing activities:
Additions to property and equipment             (9,000)    (55,900)
                                            --------------------------
   Net cash used in investing activities        (9,000)    (55,900)
                                            --------------------------
Cash flows from financing activities:
   Issuance of stock                                --       6,000
Contributions from stockholders                629,900     200,700
                                            --------------------------
   Net cash provided by financing              629,900     206,700
activities                                  --------------------------

Net increase in cash                           108,600          --

Cash at beginning of period                         --          --
                                            --------------------------
Cash at end of period                       $  108,600  $       --
                                            ==========================
Supplemental disclosure of cash flow
information:
   Cash paid for interest                   $       --  $       --
                                            ==========================
Services contributed by stockholder and     $   32,000  $       --
officers                                    ==========================
Office space contributed by stockholder     $   32,000  $       --
                                            ==========================




The Notes to Financial Statements are an integral part of these statements.




PAGE-34-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


 1.  Summary of significant accounting policies:

  Organization and nature of business:

  Copyright Media Corporation of Nevada (the "Company") was incorporated in the State of Nevada on June 13, 2000 to provide media services including internet website design and hosting, television production, and magazine publication. The Company was originally incorporated under the name PHS, Inc. dba Allthatwork.com. A certificate of amendment of Articles of Incorporation was filed with the State of Nevada on November 7, 2001 to change the Company name to Copyright Media Corporation of Nevada. The Company is authorized to issue 20,000,000 shares of common stock with a par value of $.001 and 5,000,000 shares of preferred stock with a par value of $.001.

  In June, 2000, the Company issued 3,000,000 shares of common stock with a par value of $.001 for $3,000. On September 14, 2000, an additional 6,000,000 shares of common stock with a par value of $.001 were issued for $6,000.

  There have been no other issuances of common or preferred stock.

  Cash and cash equivalents:

  The Company considers highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

  Loss per share:

  Loss per share was computed by dividing net loss by the weighted average number of common shares outstanding. The computations of basic earnings per common share are based on the weighted average number of common shares outstanding. The computations of diluted earnings per share are based on the weighted average number of common shares and common share equivalents outstanding. Stock purchase options outstanding and exercisable at or below the market price are considered common share equivalents. For the periods presented, there were no common share equivalents. At June 30, 2002 and 2001, all of the stock options were excluded from the computation of diluted earnings per share because they were antidilutive.









PAGE-35-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001



  1.  Summary of significant accounting policies (continued):

  Use of estimates in preparation of financial statements:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recognition of revenue:

  Revenues from web design are recognized upon completion of the web page and acceptance by the customer at which time the web page is put into service. Revenues from website hosting are recognized over the time service is provided. Revenues from magazines are recognized when the magazine is published and put into circulation. Revenues from television are recognized when the program is aired.

  Capitalized production costs:

  Costs related to the production and printing of the magazine are capitalized until the magazine is published and put into circulation. Upon circulation, all of the costs related to the issue are expensed. Costs related to the production of a television program are capitalized and amortized over the number of planned air times.

  Income taxes:

  The Company has elected, with its stockholders' consent, to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead the Company passes through the taxable income and losses to its stockholders each year as recognized, and thus pays no corporate income tax itself.

  Stock-based compensation:

  The Company applies the intrinsic value method in accounting for its stock options. Accordingly, no compensation expense has been recognized for options granted with an exercise price equal to market value at the date of grant. See Note 7 for the proforma disclosure of the effect on net loss and loss per common share as if the fair value based method had been applied in measuring compensation expense.






PAGE-36-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


1.  Summary of significant accounting policies (continued):

  Property and equipment:

  Property  and  equipment  is stated at  cost  less  accumulated
depreciation.   Depreciation  is  provided  principally  on   the
accelerated and straight-line methods over the estimated useful lives of the assets.

  The cost of maintenance and repairs is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

  Fair value of financial instruments:

  Cash and cash equivalents, accounts receivable and accounts payable are reported at amounts that approximate their fair values.

2.Related party transactions:

  a. Office space:

       During the year ended June 30, 2002, a stockholder contributed office space valued at $32,000. The value of office space was determined by the Company based on the square footage occupied and the current rental rate per square foot.

  b.  Services contributed by stockholder and officers:

       During the year ended June 30, 2002, two officers, one being a stockholder, contributed their services valued at $32,000 to the Company. Mr. Vince Hesser, stockholder, President and CEO, contributed services valued at $20,000 and Ms. Tammy Hardcastle, Secretary and Treasurer, contributed services valued at $12,000. Mr. Hesser spent approximately 4 hours per week (or 10%) and Ms. Hardcastle spent approximately 10 hours per week (or 25%) of their time on Copyright Media business. The Company estimates the annual full-time fair value compensation to be $40,000 for the President and CEO and $24,000 for the Secretary and Treasurer. The values were determined based upon the Company's estimates of a reasonable compensation package for this type and size of Company and the responsibilities of this type of position.

3.Capitalized production costs:

       Capitalized production costs at June 30, 2001 consisted of magazine production costs incurred for an issue still under production.




PAGE-37-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


4.  Property and equipment:

  Property and equipment at June 30, 2002 and 2001 consisted of the following:

                                                   2002      2001
                                               ----------------------
   Computer equipment                           $ 28,200  $ 20,300
   Computer software                              34,700    34,700
   Furniture and equipment                         2,000       900
                                               ----------------------
                                                  64,900    55,900
   Less accumulated depreciation                  29,900    10,000
                                               ----------------------
                                                $ 35,000  $ 45,900
                                               ======================

       Depreciation  expense for the years ended  June  30,  2002 and 2001 was $19,900 and $10,000, respectively.

5.Commitments and contingencies:

       Concentration of credit risk:

       One customer accounted for 11% of the Company's revenues for the year ended June 30, 2002 and three customers accounted for 47% of accounts receivable at June 30, 2002. Two customers accounted for 44% of the Company's revenues for the year ended June 30, 2001. The Companys customer base is primarily in Southern Nevada.

       In the ordinary course of business, the Company maintains cash balances at a financial institution in excess of federally insured limits.

       Employee benefit plan:

       The Company adopted a retirement savings plan for its employees under Section 401(k) of the Internal Revenue Code. The plan allows employees of the Company to defer up to the lesser of the Internal Revenue Code prescribed maximum amount or 15% of their income on a pre-tax basis through contributions to the plan. The Company matches 25% of eligible employees' contributions up to a maximum of 6% of their individual earnings.

       On September 20, 2000, the Company adopted a stock option plan for a maximum of 1,000,000 shares of common stock. The Board of Directors has the authority to issue stock options, the terms of which include, without limitation, vesting periods and strike prices (but in no event can options be issued with a strike price less than 100% of current Fair Market Value of the stock price) may be fixed by the Board of Directors at its sole discretion. As of June 30, 2002, 189,000 stock options have been granted of which 59,500 options were canceled due to termination of employment, none have been exercised and 129,500 are outstanding. As of June 30, 2002, 43,162 of the options have vested.




PAGE-38-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


6.Stockholders equity:

       Preferred stock:

       The Board of Directors has the authority to issue the preferred stock, the terms of which (for example, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences)
     may be fixed by the Board at its sole discretion. The holders of the Company's common stock will not be entitled to vote upon such matters. No shares of preferred stock of any series are outstanding and the Board of Directors has no present intention to issue any such shares. Shares of preferred stock issued in the future could have conversion rights, which may result in the issuance of additional shares of common stock, which could dilute the interest of the holders of common stock. Such shares could also have voting rights and liquidation preferences which are senior to the rights and preferences of the common stock. Additionally, such shares could have dividend, redemption or other restrictive provisions.

       Capital contributions:

       As discussed in Note 2, during the year ended June 30, 2002, two officers, one being a stockholder, contributed their services as President, CEO, Secretary, and Treasurer. A stockholder contributed office space to the Company. The Company has included these expenses in general and administrative expenses with a corresponding increase in additional paid-in-capital.

7.  Stock option plan:

       In September 2000, the Company's Board of Directors approved the creation of the 2000 Stock Option Plan which reserves 1,000,000 shares of the Company's common stock for issuance to employees, officers and directors of the
     Company and others who are involved in the continuing development and success of the Company. The options, under the Plan, are granted at not less than 100% of the market value of the Company's common stock on the date of grant. The Board administers the Plan.

       Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonqualified. Under the Plan, the right to purchase shares pursuant to existing stock option agreements typically vest pro-rata at each option anniversary date over a three-year period. The options were issued at a $1 value and must be exercised within ten years from the date of grant.




PAGE-39-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


7.  Stock option plan (continued):

       The following is a summary of activity of outstanding stock options under the 2000 Stock Option Plan:

                                          Options Outstanding
                                        --------------------------
                                          Shares     Weighted
                                                      Average
                                                     Exercise
                                                       Price
                                        --------------------------
     Balance, July 1, 2000                       --   $     --

        Granted                             189,000        1.00
     Canceled/expired                       (6,000)        1.00
                                        --------------------------
     Balance, June 30, 2001                 183,000        1.00

        Canceled/expired                   (53,500)        1.00
                                        --------------------------
     Balance, June 30, 2002                 129,500   $    1.00
                                        ==========================
     Exercisable, June 30, 2002              43,162   $    1.00
                                        ==========================

       The  following is a summary of information about the  2000
     Stock Option Plan options outstanding at June 30, 2002:

     Range of     Number    Weighted   Weighted    Number   Weighted
     exercise    outstand   average     average   exercis   average
      prices       ing      remaining  exercise     able    excercise
                            contract     price              price
                            ual life
                            (years)
------------------------------------------------------------------------
    $   1.00     129,500      8.50    $   1.00    43,162    $ 1.00
========================================================================

       The weighted average fair value of stock options at date of grant was $0 per option for options granted during fiscal 2001. No options were granted during the year ended June 30, 2002. The weighted average fair value of options under the Plan was determined based on the Black-Scholes model, utilizing the following assumptions:

                                               2002      2001
     Expected term (years)                     N/A      5 years
     Risk-free interest rate                   N/A       5.05%
     Volatility                                N/A        N/A
     Dividends                                 N/A        0%




PAGE-40-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


7.  Stock option plan (continued):

       As the stock of the Company is not yet publicly traded, management elected to omit the expected volatility in determining the value of its options as permitted by SFAS No. 123. The value of the options was determined to be $0 because the $1 exercise price significantly exceeded the market value of the stock.

       Had the Company accounted for its plan by recording compensation expense based on the fair value at the grant date on a straight-line basis over the vesting period, stock-based compensation costs would have had no effect on pre-tax loss or earnings per share.

       The following table discloses the Company's proforma net loss and net loss per share assuming compensation cost for employee stock options and warrants had been determined using the fair value-based method prescribed by SFAS 123.

                                                2002      2001

     Net loss:
     As reported                              $(598,900)$(188,800)
     Proforma                                  (598,900) (188,800)

     Loss per share:
     Basic:
          As reported                           (0.067)   (0.024)
          Proforma                              (0.067)   (0.024)
        Diluted:
          As reported                           (0.067)   (0.024)
          Proforma                              (0.067)   (0.024)


8.  Subsequent events:

       Office space:

       Effective July 1, 2002, the Company began subleasing office space from Pacific Properties and Development, LLC a company owned by the majority stockholder. The sublease commences July 1, 2002 and ends January 31, 2003, with monthly rental payments of $5,334.




PAGE-41-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEARS ENDED JUNE 30, 2002 AND 2001


8.  Subsequent events (continued):

       Stock issuances:

       The Company plans to issue 2,250,000 shares of common stock to OneCap in relation to Copyright Medias spin-off and SB-2 Registration Statement. OneCap will then distribute all of the shares to its stockholders giving 1 share of Copyright stock for each 4 shares of OneCap stock held. The stockholders of Copyright own approximately 77% of the stock of OneCap. Upon the issuance of common stock to OneCap, Copyright Media's S election will be terminated for income tax reporting purposes. The Company intends to complete the transaction in November, 2002.

       Related party advances:

       Beginning in July, 2002, Pacific Properties and Development, LLC, a Company owned by the majority stockholder, paid for Copyright Media's rent and payroll expenses. The amounts paid by Pacific Properties and Development, LLC bear interest at 8% per annum. Principal and accrued interest will be due within one year of the advances. Pacific Properties and Development, LLC at its sole discretion, will have the option to convert the advances to common stock of the Company based on the bid price at the time of conversion.














PAGE-42-




COPYRIGHT MEDIA CORPORATION OF NEVADA

CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2002 AND JUNE 30, 2002
(UNAUDITED)


ASSETS                                       September       June
                                              30, 2002      30, 2002

Current assets:
Cash                                          $   37,600  $ 108,600
Accounts receivable (Net allowance for            22,100     27,400
doubtful accounts of $21,000 and $14,500)
   Other assets                                      400        900
                                             --------------------------
     Total current assets                         60,100    136,900

Property and equipment (net accumulated           37,400     35,000
depreciation of
   $35,700 and $29,900)

Prepaid offering costs                             5,000      5,000
                                             --------------------------
                                              $  102,500  $ 176,900
                                             ==========================
LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)

Current liabilities:
Accounts payable and other liabilities        $   66,000  $  49,000
Deferred revenues                                 14,400     12,000
   Loans payable, related party                  123,900         --
                                             --------------------------
     Total current liabilities                   204,300     61,000
                                             --------------------------
Commitments and contingencies                         --         --

Stockholders' equity (deficit):
Preferred stock, $.001 par value;                     --         --
5,000,000 shares authorized,
     no shares issued and outstanding
Common stock, $.001 par value; 20,000,000          9,000      9,000
shares authorized,
     9,000,000 shares issued and
     outstanding
Additional paid-in capital                       910,600    894,600
Accumulated deficit                           (1,021,400)  (787,700)
                                             --------------------------
                                                (101,800)   115,900
                                             --------------------------
                                              $  102,500  $ 176,900
                                             ==========================


The Notes to Financial Statements are an integral part of these statements.




PAGE-43-




COPYRIGHT MEDIA CORPORATION OF NEVADA

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
(UNAUDITED)


                                                 2002       2001

Revenues:

   Internet and television                     $  36,500   $  9,000
Magazine                                          54,300     18,700
                                               ----------  ---------
                                                  90,800     27,700
                                               ----------  ---------
Expenses:

   Production expenses                           216,100     74,700
General and administrative expenses              101,100     31,300
Depreciation and amortization expense              5,800      4,700
Interest expense                                   1,500         --
                                               ----------  ---------
                                                 324,500    110,700
                                               ----------  ---------
Net loss                                       $(233,700)  $(83,000)
                                               ==========  =========
Loss per common share (basic and diluted)      $  (0.026)  $ (0.009)
                                               ==========  =========
Weighted average number of common shares       9,000,000  9,000,000
outstanding                                    ==========  =========



The Notes to Financial Statements are an integral part of these statements.




PAGE-44-




COPYRIGHT MEDIA CORPORATION OF NEVADA

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
AND FOR THE YEAR ENDED JUNE 30, 2002
(UNAUDITED)



                      Common Stock        Additi    Accumul     Stock
                                           onal       ated      holders'
                                          paid-     deficit     equity
                                            in                (deficit)
                                          capital
                    Shares      Amount

Balance, June 30,   9,000,000  $ 9,000   $200,700  $(188,800)   $ 20,900
2001

Contributions from
stockholders               --       --    629,900         --     629,900

Services                   --       --     32,000         --      32,000
   contributed by
   stockholder and
   officers

Office space               --       --     32,000         --      32,000
   contributed by
   stockholder

Net loss for the           --       --         --   (598,900)   (598,900)
   year ended June  ---------------------------------------------------------
   30, 2002

Balance, June 30,   9,000,000    9,000    894,600   (787,700)    115,900
2002

Services                   --       --     16,000         --      16,000
   contributed by
   stockholder and
   officers

Net loss for the           --       --         --   (233,700)   (233,700)
   three months     ---------------------------------------------------------
   ended September
   30, 2002

Balance, September  9,000,000  $ 9,000   $910,600 $(1,021,400) $(101,800)
30, 2002            =========================================================



The Notes to Financial Statements are an integral part of these statements




PAGE-45-






COPYRIGHT MEDIA CORPORATION OF NEVADA

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
(UNAUDITED)



                                                 2002          2001
Cash flows from operating activities:
Net loss                                    $  (233,700) $ (83,000)
Adjustments to reconcile net loss to net
cash used in
     operating activities:
Changes to net loss not requiring cash
outlays:
     Services contributed by stockholder        16,000          --
and officers
Depreciation and amortization                    5,800       4,700
Changes in:
Accounts receivable and other assets             5,800       3,000
Accounts payable and other liabilities          17,000      (2,300)
Deferred revenues                                2,400      (6,400)
Accrued interest payable                         1,500          --
                                           ---------------------------
   Net cash used in operating activities      (186,700)    (84,000)
                                           ---------------------------
Cash flows from investing activities:
Additions to property and equipment             (8,200)     (1,300)
                                           ---------------------------
   Net cash used in investing activities        (8,200)     (1,300)
                                           ---------------------------
Cash flows from financing activities:
   Loans from related party                    122,400          --
Contributions from stockholders                     --      93,300
                                           ---------------------------
   Net cash provided by financing              122,400       93,300
activities                                 ---------------------------

Net (decrease) increase in cash                (72,500)       8,000

Cash at beginning of period                    108,600           --
                                           ---------------------------
Cash at end of period                       $   37,600    $   8,000
                                           ===========================
Supplemental disclosure of cash flow
information:
   Cash paid for interest                   $       --    $      --
                                           ===========================
Services contributed by stockholder and     $   16,000    $      --
officers                                   ===========================



The Notes to Financial Statements are an integral part of these statements




PAGE-46-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

1.   Summary of significant accounting policies and estimates:

  The  accompanying  unaudited condensed  consolidated  financial statements of Copyright Media Corporation of Nevada (the "Company") should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended June 30, 2002 included in this Form SB-2 filing with the U.S. Securities and Exchange Commission. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments of a normal recurring nature considered necessary to present fairly the financial position of the Company at September 30, 2002 and June 30, 2002 and the results of operations and cash flows for the three months ended September 30, 2002 and 2001.

  In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for interim periods.

  The  Company's  financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain of the Company's accounting policies, including the depreciable lives of its assets, the allowance for doubtful accounts receivable, and the estimated cash flows in assessing the recoverability of long-lived assets require that management apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Management's judgments are based on their historical experience, terms of existing contracts, observance of industry trends, information provided by or gathered from customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from the estimates. To provide an understanding of the methodology applied, the significant accounting policies are discussed where appropriate in this discussion and analysis and in the notes to the financial statements.

  Organization and nature of business:

  Copyright Media Corporation of Nevada (the "Company") was incorporated in the State of Nevada on June 13, 2000 to provide media services including internet website design and hosting, television production, and magazine publication.

  Loss per share:

  Loss  per  share  was  computed by dividing  net  loss  by  the weighted average number of common shares outstanding. The computations of basic earnings per common share are based on the weighted average number of common shares outstanding. The computations of diluted earnings per share are based on the weighted average number of common shares and common share equivalents outstanding. Stock purchase options outstanding and exercisable at or below the market price are considered common share equivalents. For the periods presented, there were no common share equivalents. At September 30, 2002 and 2001, all of the stock options were excluded from the computation of diluted earnings per share because they were antidilutive.




PAGE-47-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001


  Results of the interim periods are not necessarily indicative of those to be expected for the full year.

2.  Company's ability to continue as a going concern:

  The  Company  has been operating at a loss since inception  and as of September 30, 2002, the Company has negative working capital of ($144,200) and a stockholders' deficit of ($101,800). Management plans to continue to seek funding from companies owned by one of the stockholders until revenues increase enough to cover expenditures.

3.Related party transactions:

  a. Office space:

     During  the  period  ended September 30, 2002,  the  Company subleased office space from Pacific Properties and Development, LLC, a company owned by the majority stockholder, under a sub-lease agreement expiring in January, 2003. The Company incurred rent expense under the sublease totaling $16,000 for the three months ended September 30, 2002.

  b.  Services contributed by stockholder and officers:

     During  the  three  months  ended September  30,  2002,  two officers, one being a stockholder, contributed their services valued at $16,000 to the Company. Mr. Vince Hesser, stockholder, President and CEO, contributed services valued at $10,000 and Ms. Tammy Hardcastle, Secretary and Treasurer, contributed services valued at $6,000. Mr. Hesser spent approximately 4 hours per week (or 10%) and Ms. Hardcastle spent approximately 10 hours per week (or 25%) of their time on Copyright Media business. The Company estimates the annual full-time fair value compensation to be $40,000 for the President and CEO and $24,000 for the Secretary and Treasurer. The values were determined based upon the Company's estimates of a reasonable compensation package for this type and size of Company and the responsibilities of this type of position.

  c. Loans payable, related party:

     The  Company has borrowed funds from Pacific Properties  and
       Development, LLC, a company owned by the majority stockholder. The loans bear interest at 8% per annum. Principal and accrued interest will be due within one year of the advances. Pacific Properties and Development, LLC at its sole discretion, will have the option to convert the loans to common stock of the Company based on the bid price at the time of conversion. The Company incurred and accrued interest expense totaling $1,500 on these loans during the three months ended September 30, 2002.





PAGE-48-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001


4.Commitments and contingencies:

  Concentration of credit risk:

  One  customer  accounted for 13% of the Company's  revenue  for the three months ended September 30, 2001 and one customer accounted for 17% and three customers accounted for 47% of accounts receivable at September 30, 2002 and June 30, 2002, respectively. The Company's customer base is primarily in Southern Nevada.

  In the ordinary course of business, the Company maintains cash balances at a financial institution in excess of federally insured limits.

  Employee benefit plan:

  The   Company  adopted  a  retirement  savings  plan  for   its
    employees under Section 401(k) of the Internal Revenue Code. The plan allows employees of the Company to defer up to the lesser of the Internal Revenue Code prescribed maximum amount or 15% of their income on a pre-tax basis through contributions to the plan. The Company matches 25% of eligible employees' contributions up to a maximum of 6% of their individual earnings.

  On  September 20, 2000, the Company adopted a stock option plan for a maximum of 1,000,000 shares of common stock. The Board of Directors has the authority to issue stock options, the terms of which include, without limitation, vesting periods and strike prices (but in no event can options be issued with a strike price less than 100% of current Fair Market Value of the stock price) may be fixed by the Board of Directors at its sole discretion. As of September 30, 2002, 269,000 stock options have been granted of which 59,500 options were canceled due to termination of employment, none have been exercised and 209,500 are outstanding. As of September 30, 2002, 43,162 of the options have vested.

5.Stockholder's equity:

  Preferred stock:

  The   Board  of  Directors  has  the  authority  to  issue  the
    preferred stock, the terms of which (for example, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences) may be fixed by the Board at its sole discretion. The holders of the Company's common stock will not be entitled to vote upon such matters. No shares of preferred stock of any series are outstanding and the Board of Directors has no present intention to issue any such shares. Shares of preferred stock issued in the future could have conversion rights, which may result in the issuance of additional shares of common stock, which could dilute the interest of the holders of common stock. Such shares could also have voting rights and liquidation preferences which are senior to the rights and preferences of the common stock. Additionally, such shares could have dividend, redemption or other restrictive provisions.




PAGE-49-




COPYRIGHT MEDIA CORPORATION OF NEVADA

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001


5.Stockholders equity (continued):

  Capital contributions:

  As   discussed  in  Note  3,  during  the  three  months  ended
    September 30, 2002, two officers, one being a stockholder, contributed their services as President, CEO, Secretary, and Treasurer. The Company has included these expenses in general and administrative expenses with a corresponding increase in additional paid-in-capital.

6.  Subsequent events:

  Stock issuances:

  The  Company issued 2,250,000 shares of common stock to  OneCap in relation to Copyright Media's spin-off and SB-2 Registration Statement. OneCap will distribute all of the shares to its stockholders giving 1 share of Copyright stock for each 4 shares of OneCap stock held. The stockholders of Copyright own approximately 77% of the stock of OneCap.
    Upon the issuance of common stock to OneCap, Copyright Media's S election will terminate for income tax reporting purposes. The Company intends to complete the transaction upon successful registration with the SEC.



















PAGE-50-




PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Company's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. The Company indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at the Company's request as one of its officers or directors. The Company may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of the Company's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, the Company's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




PAGE-51-




Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered.
All amounts are estimated except the SEC Registration Fee.


SEC Registration Fee                  $0.97
EDGAR Conversion Fees             $1,000.00
Blue Sky Qualification Fees           $0.00
and Expenses
Accounting Fees and Expenses        $10,000
Legal Fees and Expenses              $2,000
Printing and Engraving                 $100
Miscellaneous                         $0.00
                                 -------------
Total                            $13,100.97
                                 =============

Item 26. Recent Sales of Unregistered Securities.

The Company is authorized to issue 20,000,000 million shares of common stock with par value of $0.001 per share.

On June 30, 2000, the Company issued 2,000,000 shares and 1,000,000 shares of common stock to Steven Molasky and Vincent Hesser, both officers and directors of the Company pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On  September  14, 2000 the Company issued 4,000,000  shares  and
2,000,000  shares of common stock to Steven Molasky  and  Vincent
Hesser, pursuant to the exemption from registration contained  in
Section 4(2) of the Securities Act of 1933.

On January 15, 2003, the Company issued OneCap 2,250,000 shares of common stock which shares are the subject of the spin-off transaction anticipated herein. As of the date of this Registration Statement, the Company has 11,250,000 shares of $0.001 par value common stock issued and outstanding.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   1.    Underwriting Agreement
         None.

   2. Plan of Acquisition, reorganization, arrangement, liquidation, or succession
         None.

   3.    Articles of Incorporation & By-Laws

   4.    Instruments Defining the Rights of Holders, Including
         Indentures
         None other than those included in Exhibit 3.

   5.    Opinion on Legality




PAGE-52-




   6.    No exhibit required

   7.    No exhibit required

   8.    Opinion on Tax Matters
         Not Applicable.

   9.    Voting Trust Agreement
         None.

  10.    Material Contracts
         None.

  11.    Statement on Computation of Per Share Earnings
         None. The computation can be clearly determined from Report.

  12.    No exhibit required

  13.    Annual or Quarterly Reports, Form 10-Q
         None.

  14.    No exhibit required.

  15.    Letter on Unaudited Interim Financial Information
         None.

  16.    Letter on Change in Certifying Accountant
         None.

  17.    Letter on Director Resignation
         Not applicable.

  18.    Letter on Change in Accounting Principles
         Not applicable.

  19.    Reports Furnished to Security holders
         Not applicable.

  20.    Other Documents or Statements to Security Holders
         Not applicable.

  21.    Subsidiaries of the Small Business Issuer
         None.

  22.    Published Report Regarding Matters Submitted to Vote
         Not applicable.

  23.    Consent of Experts and Counsel- Auditor's Consent




PAGE-53




         None.

  24.    Power of Attorney
         None.

  25.    Statement of Eligibility of Trustee
         None.

  26.    Invitations for Competitive Bids
         Not applicable.

  27.    Financial Data Schedule
         Not required.




























PAGE-54-




The financial statements of Copyright Media Corporation of Nevada, for the years ending June 30, 2002 and 2001 appearing in this Prospectus and Registration Statement have been audited by Bradshaw, Smith & Co. LLP., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the shares of the common stock distributed in the spin off will be passed upon by the law firm of:

Harold P. Gewerter, Esq.
1700 Bank America Plaza 300 South 4th Street
Las Vegas, NV 89101
(702) 383-8888

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2, together with all amendments and exhibits thereto, under the Securities Act covering the securities described herein. This Prospectus does not contain all of the information set forth in the Registration Statement.

Item 28. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




PAGE-55-




(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.












PAGE-56




SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on the day of January 17, 2003.

              COPYRIGHT MEDIA CORPORATION OF NEVADA
              -------------------------------------
                          (Registrant)

             By: /s/ Vince Hesser, President and CEO
                 ----------------



SIGNATORIES

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date


  /s/ Vince Hesser       President and        January 17, 2003
  ----------------          Director
    Vince Hesser


   /s/ Steven D.            Director          January 17, 2003
      Molasky
  ----------------
 Steven D. Molasky


/s/ Tammy Hardcastle     Secretary and        January 17, 2003
--------------------        Treasurer
  Tammy Hardcastle


/s/ Tammy Hardcastle   Principal Accounting   January 17, 2003
----------------          Officer
  Tammy Hardcastle














PAGE-57-